UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2014

Midstates Petroleum Company, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-35512 (Commission File Number)	45-3691816 (I.R.S. Employer Identification No.)

4400 Post Oak Parkway, Suite 1900 Houston, Texas	77027
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (713) 595-9400

Not Applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On October 2, 2014, Midstates Petroleum Company LLC (“Midstates Sub”), a wholly owned subsidiary of Midstates Petroleum Company, Inc. (“Midstates”), entered into a Purchase and Sale Agreement (the “Agreement”) with Baseline Energy Resources, LLC (the “Buyer”), pursuant to which Midstates Sub agreed to sell all of Midstates Sub’s ownership interest in developed and undeveloped acreage in the DeQuincy area of Beauregard and Calcasieu Parishes, Louisiana to the Buyer for an aggregate purchase price of $90 million (the “Transaction”), including the payment of a $5 million deposit following entry into the Agreement (the “Deposit”).

On December 3, 2014, Midstates Sub received notice from the Buyer terminating the Agreement. Midstates believes that all conditions required to be satisfied by Midstates Sub in order to consummate the Closing of the Transaction were satisfied prior to Buyer terminating the Agreement.  However, Buyer alleges that Midstates Sub breached certain representations, warranties and covenants in the Agreement causing closing conditions to not be satisfied and that there has been a Material Adverse Effect under the Agreement causing closing conditions to not be satisfied. Midstates Sub disputes these allegations in all respects and believes that it is entitled under the Agreement to retain the Deposit.

The foregoing summary of the Agreement and the Transaction does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Agreement, which was attached as Exhibit 2.1 to the Form 8-K filed by Midstates on October 7, 2014 and is incorporated herein by reference.

Item 8.01 Other Events.

On December 8, 2014, Midstates issued a press release announcing the termination of the Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and incorporated into this Item 8.01 by reference.

The foregoing summary of the Agreement and the transactions contemplated thereby contains “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements include those regarding the expected outcome regarding the deposit paid by the Buyer pursuant to the Agreement and other statements that are not historical in nature. No assurance can be given that actual future results will not differ materially from those contained in the forward-looking statements in this current report. Although Midstates believes that all such statements contained in this current report are based on reasonable assumptions, there are numerous variables of an unpredictable nature or outside of Midstates’s control that could affect Midstates’s future results and the value of its shares. Each investor must assess and bear the risk of uncertainty inherent in the forward-looking statements contained in this current report. Please refer to Midstates’s filings with the SEC for additional discussion of risks and uncertainties that may affect Midstates’s actual future results. Midstates undertakes no obligation to update the forward-looking statements contained herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 8, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Midstates Petroleum Company, Inc.
(Registrant)

Date: December 9, 2014	By:	/s/ Eric J. Christ
Eric J. Christ Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release, dated December 8, 2014.